UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2014

Huntington Ingalls Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 30, 2014, Huntington Ingalls Industries, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Item 1 - Election of Directors

Votes regarding the election of three directors, for terms ending in 2017, were as follows:

Name	For	Withheld	Broker Non- Votes
Victoria D. Harker	39,603,041	422,174	4,832,876
Anastasia D. Kelly	39,765,045	260,170	4,832,876
Thomas C. Schievelbein	39,897,136	128,079	4,832,876

Item 2 - Proposal to Ratify Appointment of the Company’s Independent Auditors

Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2014 were as follows:

For	Against	Abstentions	Broker Non- Votes
44,755,092	39,853	63,146	0

Item 3 - Proposal Regarding Approval of Executive Compensation on an Advisory Basis

Votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers were as follows:

For	Against	Abstentions	Broker Non- Votes
39,520,595	365,178	139,442	4,832,876

Item 4 - Proposal to Approve an Amendment to the Company’s Certificate of Incorporation to Eliminate Most Supermajority Voting Requirements

Votes on a proposal to approve an amendment to the Company’s Certificate of Incorporation to eliminate most supermajority voting requirements were as follows:

For	Against	Abstentions	Broker Non- Votes
39,808,452	121,485	95,278	4,832,876

Item 5 - Stockholder Proposal Regarding Declassification of the Company’s Board of Directors

Votes on a stockholder proposal to declassify the Company’s Board of Directors were as follows:

For	Against	Abstentions	Broker Non- Votes
38,292,862	1,085,999	430,947	5,039,783

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: May 1, 2014	By:	/s/ Bruce N. Hawthorne
Bruce N. Hawthorne
Corporate Vice President, General Counsel and Secretary

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